UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

__________________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2014 (the “Closing Date”), Westmoreland Coal Company (“Westmoreland”) consummated its previously announced acquisition of Sherritt International Corporation’s coal mining operations (the “Sherritt Acquisition”), pursuant to the Arrangement Agreement (the “Arrangement Agreement”) among Westmoreland, Sherritt International Corporation (“Sherritt”) and Altius Minerals Corporation (“Altius”), dated December 24, 2013. The purchase price included a CAD $312 million cash payment to Sherritt and the assumption of $142 of capital leases. In connection with the Sherritt Acquisition: (i) proceeds from the previously announced private offering of $425 million in aggregate principal amount of 10.75% senior secured notes by Westmoreland Escrow Corporation were released from escrow and such notes are being automatically exchanged for identical notes issued by Westmoreland and Westmoreland Partners, as co-issuers; (ii) Westmoreland increased its revolving line credit to $60 million (which borrowing capacity may be increased to $100 million and can be used for borrowings and letters of credit); and (iii) Westmoreland Mining LLC, or WML, a wholly owned subsidiary of Westmoreland, provided prepayment notices to holders of its 8.02% senior secured notes due 2018, which notes are anticipated to be prepaid by the end of May.

Consummation of Arrangement Agreement

In anticipation of the closing of the Sherritt Acquisition, Westmoreland made certain amendments to the Arrangement Agreement pursuant to an amending agreement (the “Amending Agreement”). These amendments included, among other things: several corrections and clarifications to the Arrangement Agreement; provision for a process to replace existing Sherritt bonding letters of credit with new Westmoreland letters of credit relating to the coal mines being acquired; certain adjustments to working capital; updated disclosure schedules; and the terms of the Plan of Arrangement and Articles of Arrangement that were filed with the Registrar under the Business Corporation Act of Alberta on the Closing Date.

Prior to the consummation of the Sherritt Acquisition, Westmoreland, Sherritt and Altius also entered into an agreement with Capital Power, the joint venture participant that receives coal mined at the Genesee mine, one of the mines included in the Sherritt Acquisition, to allow for the Sherritt Acquisition and provide for certain adjustments to the future operation of the Genesee mine.  In connection with such amendments, Westmoreland agreed to assume a one-time $3 million net liability to Capital Power to be paid in connection with the Sherritt Acquisition.  Westmoreland does not believe that the changes in the future operation of the Genesee mine will have a material impact on the financial contribution to Westmoreland’s operations it currently anticipates from the Genesee operations.

Closing of Add-on Senior Notes Offering; Third Supplemental Indenture

On the Closing Date, Westmoreland completed the issuance of $425.0 million in aggregate principal amount of its 10.750% Senior Secured Notes due 2018 (the “Additional Notes”) under Westmoreland’s existing indenture dated as of February 4, 2011, as amended and supplemented (the “Base Indenture”) among Westmoreland and Westmoreland Partners, as co-issuers (together, the “Co-Issuers”), the guarantors named therein (the “Existing Guarantors”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as note collateral agent (the “Note Collateral Agent”). The Additional Notes were issued pursuant to a Third Supplemental Indenture to the 2011 Indenture dated April 28, 2014 (the “Third Supplement Indenture”), among the Co-Issuers and the Trustee. Westmoreland has previously issued an aggregate of $275,000,000 aggregate principal amount of 10.750% Senior Secured Notes due 2018, pursuant to the Base Indenture, referred to herein as the “Existing Notes.” Prior to the exchange of the Additional Notes for the Escrow Notes (as defined and described below), $251.5 million in aggregate principal amount of Existing Notes was outstanding under the Base Indenture. The Additional Notes will be equal in right of payment with the Existing Notes, constitute part of a single class of securities with the Existing Notes and have the same terms as the Existing Notes except as otherwise provided herein. The Additional Notes and Existing Notes are referred to herein together as the “Notes.” The Base Indenture, as amended by the Third Supplemental Indenture and the Fourth Supplemental Indenture (as defined below) is referred to herein as the “Indenture.”

Exchange of Additional Notes for Escrow Notes

As was previously announced, on February 7, 2014, Westmoreland Escrow Corporation (the “Escrow Corporation”), a wholly owned subsidiary of Westmoreland, issued $425.0 million in aggregate principal amount of its 10.750% Senior Secured Notes (the “Escrow Notes”). The Escrow Notes were offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States in reliance on Regulation S under the Securities Act.

The proceeds from the issuance of the Escrow Notes were intended to pay the cash purchase price and related expenses of the Sherritt Acquisition, to prepay the outstanding senior secured notes issued by Westmoreland Mining, LLC (“WML”), a wholly owned subsidiary of Westmoreland, and to pay all amounts understanding under WML’s credit facility (together, the “WML Refinancing”), and for working capital. Upon the issuance and sale of the Escrow Notes, the proceeds were deposited into an escrow account and held in escrow on behalf of the Escrow Corporation, pending the completion of certain conditions precedent to the closing of the Sherritt Acquisition.

On the Closing Date, after the conditions precedent to the consummation of the Sherritt Acquisition had been satisfied, the $425.0 million of proceeds from the Escrow Notes issuance were released to the Escrow Corporation. The Escrow Corporation used such proceeds to purchase the Additional Notes from Westmoreland, and the Trustee then initiated a mandatory exchange of the Escrow Notes for the Additional Notes (the “Mandatory Exchange”), pursuant to which each holder of Escrow Notes will automatically and without any action by such holder receive Additional Notes in exchange for their Escrow Notes.

Maturity; Interest

The Additional Notes mature on February 1, 2018, with interest accruing from February 1, 2014 and payable semiannually, on February 1 and August 1 of each year, commencing August 1, 2014. The Additional Notes (a) are Westmoreland’s senior secured obligations, (b) rank equally in right of payment with all of Westmoreland’s and the existing and future senior indebtedness, including the Existing Notes, of the Existing Guarantors and the New Guarantors (as defined below, and together with the Existing Guarantors, the “Guarantors”) and (c) rank effectively senior in right of payment with all of Westmoreland’s and the Guarantors’ existing and future unsecured indebtedness and that of Absaloka Coal, LLC, a subsidiary of Westmoreland, (d) are effectively subordinated to indebtedness under Westmoreland’s revolving credit facility, to the extent of the value of the first-priority collateral securing that revolving credit facility; and (e) are structurally subordinated to all of the existing and future liabilities (including trade payables but excluding intercompany liabilities) of each of Westmoreland’s subsidiaries that does not guarantee the Notes.

Redemption; Repurchase

On or after February 1, 2015, the Co-Issuers may redeem the Notes, in whole or in part, at the redemption prices set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated:

Year	Optional Redemption Price
2015	103.583%
2016	101.792%
2017 and thereafter	100.000%

Prior to February 1, 2015, the Co-Issuers may redeem up to 35% of the aggregate principal amount of Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 110.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption. If the Co-Issuers sell certain assets or experience specific kinds of changes in control, the Co-Issuers must offer to purchase the Notes. The Co-Issuers may also be required to offer to use a portion of excess cash flow for each fiscal year to purchase some of the Notes.

Guarantee; Security

As of the Closing Date, the Notes were guaranteed by the Existing Guarantors. Following completion of the Sherritt Acquisition and the execution of the Fourth Supplemental Indenture (as defined and summarized below), the Notes were guaranteed by all of the Guarantors, including the New Guarantors. Following completion of the WML Refinancing, which Westmoreland expects to complete by the end of the second quarter of 2014, WML and its subsidiaries are also required to become Guarantors of the Notes.

The Notes and the guarantees are secured by (i) first-priority liens on substantially all of the Co-issuers’, the Guarantors’ and Absaloka Coal, LLC’s assets, (ii) prior to completion of the WML Refinancing, a first-priority lien on certain amounts paid by Westmoreland Mining LLC, to Westmoreland, or, following the WML Refinancing, first-priority liens on substantially all WML’s and its subsidiaries’ assets, and (iii) a first-priority lien on the equity of Westmoreland Risk Management Inc., subject in each case to permitted liens and certain exclusions. As described below, the Co-Issuers and Guarantors are also parties to a revolving credit facility that is secured by a first-priority lien on the Co-issuers’, Guarantors’ and Absaloka Coal, LLC’s inventory, accounts receivable and proceeds thereof, and the Notes are secured by a second-priority lien on that collateral.

Restrictions

The Indenture restricts the Co-Issuers’, Guarantors’ and Westmoreland’s other restricted subsidiaries’ ability to, among other things: (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) pay dividends on, or make other distributions in respect of, their capital stock; (iii) purchase or redeem capital stock or subordinated indebtedness; (iv) make investments; (v) create certain liens or use assets as security; (vi) enter into agreements restricting the ability of any restricted subsidiary to pay dividends, make loans, or transfer assets to Westmoreland or other restricted subsidiaries; (vii) sell assets, including capital stock of subsidiaries; (viii) engage in transactions with affiliates; and (ix) consolidate or merge with or into other companies or transfer all or substantially all of their assets.

Fourth Supplemental Indenture

On the Closing Date, following the consummation of the Sherritt Acquisition and the execution and delivery of the Third Supplemental Indenture, the Co-issuers and certain subsidiaries of Westmoreland that were not then Guarantors under the Indenture, including the subsidiaries of Sherritt International Corporation acquired by Westmoreland in the Sherritt Acquisition (the “New Guarantors”), entered into the Fourth Supplemental Indenture to the Base Indenture with the Trustee (the “Fourth Supplemental Indenture”), pursuant to which the New Guarantors became restricted subsidiaries that are subject to the terms and conditions of the Indenture and agreed to guarantee the Notes on the same terms and conditions as the other Guarantors. In connection with their entering into the Fourth Supplemental Indenture, the New Guarantors also entered into a Pledge and Security Agreement Supplement by which they secured their obligations under their guarantees and the obligations of the Co-Issuers under the Indenture.

Registration Rights Agreement

In connection with the issuance of the Additional Notes, the Co-issuers and Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of April 28, 2014. Among other things, the Registration Rights Agreement requires Westmoreland to use its commercially reasonable efforts to have an exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) within 240 days of the Closing Date, and to use its commercially reasonable efforts to consummate an offer to exchange the Additional Notes for a new issue of notes with identical terms registered under the Securities Act within 275 days after the Closing Date. If Westmoreland fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Additional Notes.

Amended and Restated Loan and Security Agreement

Effective as of the Closing Date, Westmoreland and certain of its subsidiaries (together with Westmoreland, the “Borrowers”) amended and restated their existing Loan and Security Agreement (the “Restated Loan Agreement”), with The PrivateBank and Trust Company (“PrivateBank”) to (i) increase the maximum available borrowing amount under the revolving credit facility provided by the existing loan agreement from $20 million to $60 million, (ii) include in the Restated Loan Agreement an “accordion feature” pursuant to which the maximum principal amount available for borrowings under the Restated Loan Agreement can be increased to $100 million under certain circumstances, (iii) add the New Guarantors as Borrowers under the Restated Loan Agreement and (iv) add Bank of the West as an additional lender. The available borrowing capacity may be used for borrowings or letters of credit. Westmoreland does not have any current borrowings outstanding under the Restated Loan Agreement. All extensions of credit under the Restated Loan Agreement are collateralized by a first priority security interest in and lien upon the Borrowers’ inventory, accounts receivable and proceeds thereof.

The Restated Loan Agreement has a maturity date of April 30, 2017. The Borrowers’ borrowing base under the Restated Loan Agreement is determined by reference to their eligible inventory and accounts receivable, and is reduced by the outstanding amount of standby and commercial letters of credit. The loans under the Restated Loan Agreement will bear interest either at a rate 0.75% in excess of the base rate (as detailed in the Restated Loan Agreement) or at a rate 2.75% per annum in excess of LIBOR (as detailed in the Restated Loan Agreement), at the Borrowers’ election. An unused line fee of 0.50% per annum is payable monthly on the average unused amount of the Loan Agreement. The Loan Agreement includes a financial covenant regarding the Borrowers’ fixed charge coverage ratio.

Amended and Restated Intercreditor Agreement

In connection with the Restated Loan Agreement and the issuance of the Additional Notes, the Note Collateral Agent and PrivateBank entered into an Amended and Restated Intercreditor Agreement dated April 28, 2014 (the “Intercreditor Agreement”), acknowledged and agreed to by the Guarantors, pursuant to which the Note Collateral Agent and PrivateBank established their respective priorities to certain collateral of the Borrowers that secure borrowings under the Restated Loan Agreement. Under the Intercreditor Agreement, PrivateBank has first priority in all collateral securing the Restated Loan Agreement, which collateral consists of the Borrowers’ inventory, accounts receivable and proceeds thereof (and the Note Collateral Agent has a second priority lien in such collateral). The Note Collateral Agent has a first priority lien on all other assets of the Westmoreland, the Guarantors.

The above descriptions of the Amending Agreement, the Cooperation Agreement, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Registration Rights Agreement, the Amended and Restated Loan and Security Agreement and the Amended and Restated Intercreditor Agreement are qualified in their entirety by reference to the terms of those documents, which are attached to this current report on Form 8-K as exhibits and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Please see the description of the Sherritt Acquisition included in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the description of the Indenture and Restate Loan Agreement in Item 1.01 above.

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information disclosed in this Item 7.01, including Exhibit 99.1, shall be not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On the Closing Date, Westmoreland issued a press release announcing (i) the closing of the Sherritt Acquisition, as described above, (ii) the execution of its previously disclosed mandatory and automatic exchange of the Escrow Notes for the Additional Notes in connection with the closing of the Sherritt Acquisition, and (iii) the upcoming WML Refinancing (which is expected to take place at the end of May 2014).

The information filed or furnished herewith, including pro forma financial statements, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements involve known and unknown risks, which may cause our actual results to differ materially from results expressed or implied by the forward looking statements. These risks include factors such as the uncertain nature of the expected benefits from the acquisition, risks associated with the integration of the acquired business, risks associated with our industry or the economy generally, and other such matters discussed in the “Risk Factors” section of our filings with the SEC. The forward-looking statements in this report speak only as of the date of this report. Although we may from time to time voluntarily update our prior forward looking statements, we disclaim any commitment to do so except as required by securities laws.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Please see Financial Statements included in Exhibit 99.2 hereto.

(b) Pro Form Financial Information

Please see Pro Forma Financial information included in exhibit 99.3 hereto

(d) Exhibits

Exhibit No.	Description

10.1	Amending Agreement, dated as of April 27, 2014, by and among Westmoreland, Sherritt, Altius Minerals Corporation and the other parties thereto

10.2
Third Supplemental Indenture, dated as of April 28, 2014, by and among Westmoreland, Westmoreland Partners, Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as note collateral agent, and the guarantors party thereto

10.3
Fourth Supplemental Indenture, dated as of April 28, 2014, by and among Westmoreland, Westmoreland Partners, Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as note collateral agent, and the new guarantors party thereto

10.4
Registration Rights Agreement, dated as of April 28, 2014, by and among Westmoreland, Westmoreland Partners, the guarantors party thereto, and BMO Capital Markets Corp. and Deutsche Bank Securities Inc.

10.5
Amended and Restated Loan and Security Agreement, dated as of April 28, 2014, by and among Westmoreland, certain of its subsidiaries, The PrivateBank and Trust Company, as Administrative Agent, and the lenders party thereto

10.6
Amended and Restated Intercreditor Agreement, dated as of April 28, 2014, by and among Wells Fargo Bank, National Association, as note collateral agent, The PrivateBank and Trust Company, as administrative agent, acknowledged and agreed to by Westmoreland and certain of its subsidiaries

99.1	Press Release dated April 29, 2014, furnished under Item 7.01

99.2	Historical Financial Information of PMRL and CVRI

99.3	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: May 2, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amending Agreement, dated as of April 27, 2014, by and among Westmoreland, Sherritt, Altius Minerals Corporation and the other parties thereto

10.2
Third Supplemental Indenture, dated as of April 28, 2014, by and among Westmoreland, Westmoreland Partners, Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as note collateral agent, and the guarantors party thereto

10.3
Fourth Supplemental Indenture, dated as of April 28, 2014, by and among Westmoreland, Westmoreland Partners, Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as note collateral agent, and the new guarantors party thereto

10.4
Registration Rights Agreement, dated as of April 28, 2014, by and among Westmoreland, Westmoreland Partners, the guarantors party thereto, and BMO Capital Markets Corp. and Deutsche Bank Securities Inc.

10.5
Amended and Restated Loan and Security Agreement, dated as of April 28, 2014, by and among Westmoreland, certain of its subsidiaries, The PrivateBank and Trust Company, as Administrative Agent, and the lenders party thereto

10.6
Amended and Restated Intercreditor Agreement, dated as of April 28, 2014, by and among Wells Fargo Bank, National Association, as note collateral agent, The PrivateBank and Trust Company, as administrative agent, acknowledged and agreed to by Westmoreland and certain of its subsidiaries

99.1	Press Release dated April 29, 2014, furnished under Item 7.01

99.2	Historical Financial Information of PMRL and CVRI

99.3	Unaudited Pro Forma Condensed Combined Financial Information